1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

SANTA FE GOLD REPORTS RESULTS OF ANNUAL MEETING

ALBUQUERQUE, New Mexico – May 31, 2011 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced results of voting at the Company’s Annual Meeting of Stockholders, held in Albuquerque on May 18, 2011. Approximately 80 percent of outstanding shares were represented at the meeting.

The director nominees Lawrence G. Olson, W. Pierce Carson and John E. Frost were each re-elected to Santa Fe’s Board of Directors. Each was elected with at least 97 percent of the votes cast.

Stockholders approved an amendment to Santa Fe’s Certificate of Incorporation to change the number of authorized shares of common stock from 200,000,000 shares to 300,000,000 shares. The proposal was approved with approximately 90 percent of votes cast “For”.

Stockholders also ratified the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011, with approximately 98 percent of votes cast “For”.

"We are grateful for the overwhelming support”, stated Larry Olson, Chairman of the Board. “We will redouble our efforts over the next year to increase shareholder value.”

"Management and the Board would like to thank Santa Fe's shareholders for their continued support and approval," said Dr. Pierce Carson, President and Chief Executive Officer. "Our top priority will be to bring the Summit silver-gold mine into full production. We expect substantial increases in sales volumes as we ramp up to full production in 2011.”

Dr. Carson continued, “Our flotation mill has extra capacity, and another important priority will be to acquire additional precious metal assets for processing through the mill. This will further increase production levels to take advantage of the current price environment.”

“In addition, over the next year we plan to advance our Ortiz gold project and also to consider other strategic acquisitions. We believe our strategy of building higher production levels and adding quality assets will create a promising future for Santa Fe and its shareholders,” Dr. Carson added.

About Santa Fe Gold:
Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began processing operations in 2010; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit and processing equipment near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US and Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and its Canadian public disclosure filings may be accessed via www.sedar.com, and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
W. Pierce Carson, President and Chief Executive Officer
505-255-4852